Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

September 9, 2025

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Ladies and Gentlemen:

We have acted as counsel to Fossil Group, Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4 (including any supplements or amendments thereunder, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with an exchange offer (the “Exchange Offer”), a rights offering (the “Rights Offering”), and a consent solicitation, for the registration of the primary issuance to holders (“Holders”) of the Company’s 7.00% Senior Notes due 2026 (“Old Notes”) of: (i) the offer and sale in the Exchange Offer and the Consent Solicitation of, in the aggregate, up to $60,127,395 principal amount of new 9.500% First-Out First Lien Secured Senior Notes due 2029 (“First-Out Notes”) and up to $60,127,395 principal amount of new 7.500% Second-Out Second Lien Secured Senior Notes due 2029 (“Second-Out Notes”), (ii) the offer and sale in the Exchange Offer of, in the aggregate, warrants to purchase up to 1,194,584 shares of Common Stock (“Initial Public Warrants”), (iii) the offer and sale of, in the aggregate, (x) up to 1,194,584 shares of Common Stock upon exercise of the Initial Public Warrants, and (y) alternatively, the offer and sale of pre-funded warrants (“Pre-Funded Public Warrants”) to purchase such shares of Common Stock upon exercise of Initial Public Warrants, and the shares of Common Stock issuable upon exercise of such Pre-Funded Public Warrants.

The Company and the Guarantors will concurrently file a Registration Statement on Form S-3 under the Securities Act that registers the offer and sale of the securities issuable in the Rights Offering and pursuant to the exercise of the Initial Public Warrants and the Pre-Funded Public Warrants. The Exchange Offer may be completed by way of a UK Proceeding as described in the Registration Statement.

We refer to the subsidiaries of the Company listed on Schedule A hereto (the “Delaware Guarantors”) and the subsidiary of the Company listed on Schedule B hereto (the “Texas Guarantor”), collectively, as the “Covered Guarantors.” We refer to the Covered Guarantors together with the other subsidiaries of the Company who have signed the Registration Statement in their capacity as guarantors (the “Other Guarantors”) as the “Guarantors.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (a)(i) the Registration Statement and the preliminary prospectus which is part of the Registration Statement, (ii) the form of First-Out Notes Indenture (the “First-Out Notes Indenture”), by and among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee (in such capacity, the “First-Out Notes Trustee”) and collateral agent, (iii) the form of Second-Out Notes Indenture (the “Second-Out Notes Indenture” and, together with the First-Out Notes Indenture, the “Indentures”), by and among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee (in such capacity, the “Second-Out Notes Trustee”) and collateral agent, (iv) the guarantees (each, a “Guarantee”) of the New Notes to be issued under the Indentures and (b) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Opinion Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Opinion Parties.

We have also assumed that no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that

(i)

the Initial Public Warrants have been duly authorized, and when they have been issued in the Exchange Offer as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(ii)

the Pre-Funded Public Warrants have been duly authorized, and when they have been issued upon exercise of the Initial Public Warrants, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(iii)

the Common Stock to be offered and sold upon exercise of the Warrants or Pre-Funded Warrants pursuant to the Registration Statement has been duly authorized, and when issued upon exercise of the Warrants or Pre-Funded Warrants, will be validly issued, fully paid and nonassessable;

(iv)

the First-Out Notes and the Second-Out Notes have been duly authorized and (assuming due authentication and delivery of the First-Out Notes by the First-Out Notes Trustee in accordance with the First-Out Notes Indenture and due authentication and delivery of the Second-Out Notes by the Second-Out Notes Trustee in accordance with the Second-Out Notes Indenture), when issued pursuant to the Exchange Offer and Consent Solicitation, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(v)

the Guarantees have been duly authorized by each of the Covered Guarantors and (assuming due authentication and delivery of the First-Out Notes by the First-Out Notes Trustee in accordance with the First-Out Notes Indenture and due authentication and delivery of the Second-Out Notes by the Second-Out Notes Trustee in accordance with the Second-Out Notes Indenture, and due authorization, execution and delivery of the New Notes Indenture by the Other Guarantors) will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the limited partnership laws of the State of Texas and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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